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                                                                  EXHIBIT 10.1.2


                    ASSIGNMENT AND CONTRIBUTION AGREEMENT


        THIS AGREEMENT is made as of the 4th day of January, 1995, by and between Paul J. Klaassen and Teresa M. Klaassen (the "Klaassens") and Sunrise Partners, L.P. ("SPLP"), a Virginia limited partnership, and Sunrise Assisted Living Investments, Inc. ("SALII"), a Virginia corporation.

                                  RECITALS

A. The Klaassens own the following specified interests in the following listed entities:

        1. A thirty-three and one-third percent (33-1/3%) interest in certain improved real property located at 2450
                Aurora Avenue, Seattle, Washington, held by the Klaassens as tenants in common with the other owners of such property pursuant to a Statutory Warranty Deed dated November 5, 1991 and a Tenancy in Common Agreement dated November 4, 1991, such interest being hereinafter called the "Queen Anne Interest";

        2.      A fifty percent (50%) Membership Interest in Sunrise
                Village House LLC, a Maryland limited liability company, such interest being hereinafter called the "Village House Interest";

        3. A thirty-three percent (33%) limited partnership interest in WMK Limited Partnership ("WMK"), a Washington limited partnership, such interest being hereinafter called the "WMK Interest";

        4. A five percent (5%) membership interest in Sunrise International LLC, a Virginia limited liability company, such interest being hereinafter called the "International Interest";

        5. One hundred shares of the common, voting, no par value stock of Independence Home Care Agency, Inc., as represented by stock certificate number 1, such shares constituting (100%) of the issued and outstanding shares of capital stock of such corporation. Such shares of stock shall hereinafter be called the "Independence Stock".

B. The Klaassens also own one hundred percent of the general and limited partnership interests in SPLP.

C. The Klaassens desire to assign and contribute to SPLP 49% of the Village House Interest, the WMK Interest, the Independence Stock, and a beneficial
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interest in the Queen Anne Interest and SPLP desires to accept such assignment and contribution.

D. In addition, the Klaassens desire to assign and contribute to SALII 1% of the Village House Interest and SALII desires to accept such assignment and contribution.

                            TERMS AND CONDITIONS

        NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

        1. The Klaassens hereby assign to SPLP their Queen Anne Interest. It is hereby acknowledged and understood that the approval of the U.S. Department of Housing and Urban Development ("HUD") to such assignment shall be a condition subsequent to the assignment. If such approval is not given, this Assignment shall be void.

        2. The Klaassens hereby contribute and assign 49% of their Village House Interest to SPLP and SPLP accepts such contribution and assignment, and the Klaassens hereby contribute and assign their remaining 1% Village House Interest to SALII and SALII accepts such contribution and assignment. It is hereby acknowledged and understood that the approval of the Housing Opportunity Commission of Montgomery County and the Maryland Housing Fund to such assignment shall be a condition subsequent to the assignment. If such approval is not given, this Assignment shall be void.

        3. The Klaassens hereby contribute and assign the WMK Interest to SPLP and SPLP accepts such contribution and assignment. SPLP agrees it shall be substituted for the Klaassens as a limited partner in WMK and shall be bound by the terms of the Limited Partnership Agreement of WMK.

        4. The Klaassens hereby contribute and assign the International Interest to SPLP and SPLP accepts such contribution and assignment.

        5. The Klaassens hereby contribute and assign to SPLP all right, title and interest in and to the Independence Stock and SPLP accepts such assignment and contribution. The Klaassens shall duly endorse the certificate representing the Independence Stock for transfer to SPLP and shall deliver the certificate to SPLP.

        6. The Klaassens hereby represent and warrant that they own the Queen Anne Interest, Village House Interest, WMK Interest, International Interest and Independence Stock free and clear of all liens, encumbrances, and adverse

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claims of any kind and by virtue of the assignments provided for herein SPLP and SALII shall receive each such interest and/or such stock free and clear of all liens, encumbrances, and adverse claims of any kind.

        7. All parties hereto agree to take such actions and execute such additional documents as are reasonably requested by any other party hereto in order to effectuate the assignments and transfer provided for herein.

        8. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of the Commonwealth of Virginia without regard to conflicts of laws and may not be amended except by a further written instrument executed by all parties hereto. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. Each party shall execute and deliver such further assurances of the terms of this Agreement as may be requisite.

        WITNESS the execution hereof as of the day and year first above-written.

                                    [sig]
                                    ----------------------------------
                                    Paul J. Klaassen



                                    [sig]
                                    ----------------------------------
                                    Teresa M. Klaassen


                                    SUNRISE PARTNERS, L.P.

                                    By: Sunrise Development, Inc.,
                                        general partner



                                    By:[sig]
                                       --------------------------------
                                        Paul J. Klaassen,
                                        President

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